U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 29, 2005
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On December 29, 2005, as part of the sale of all of its assets, AMB Institutional Alliance Fund I, L.P., our affiliate of which AMB Property, L.P. is general partner, and several of our other affiliates sold to RREEF America L.L.C. and certain of its subsidiaries operating properties for an aggregate purchase price of approximately $570.7 million. This sale did not include the separate transfer of the interests of an entity holding real property valued at approximately $38.25 million by an affiliate of AMB Institutional Alliance Fund I to AMB Property, L.P. or the transfer by an affiliate of AMB Institutional Alliance Fund I of real property to another third party valued at approximately $9.5 million. The sale to RREEF America and its subsidiaries was made pursuant to a purchase and sale agreement dated December 29, 2005. The purchase and sale agreement contains provisions related to, among other things, (i) property-related liability releases, (ii) seller representations and warranties, (iii) real estate prorations, (iv) indemnities, and (v) post-closing limitations on seller liabilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: January 5, 2006	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary